UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 23, 2003
(Date of earliest event reported)

FCCC, INC.
(Exact name of registrant as specified in charter)

Connecticut (State or Other Jurisdiction of Incorporation)	811-0969 (Commission File Number)	06-0759497 (IRS Employer Identification No.)

200 Connecticut Avenue, Norwalk, Connecticut (Address of principal executive of offices)	06854 (Zip code)

(203) 855-7700
(Registrant's telephone number including area code)

n/a
(Former Name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

At a Special Meeting of the Stockholders of FCCC, Inc. (the "Company") held on December 23, 2003, the Company's stockholders voted to approve an amendment to the Company's amended and restated certificate of incorporation to increase the aggregate number of shares of common stock authorized to be issued by the Company from 3,000,000 to 22,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FCCC, INC.
By:	/s/Bernard Zimmerman Name: Bernard Zimmerman Title: President and Chief Executive Officer

Dated: December 24, 2003